
<ARTICLE> 5
<LEGEND>
Schedule 27 contains summary financial information extracted from the Consolidated Balance Sheets as of September 30, 1995 and the Consolidated
Statements of Operations for the nine months ended September 30, 1995.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                           6,661
<SECURITIES>                                         0
<RECEIVABLES>                                  174,462
<ALLOWANCES>                                         0
<INVENTORY>                                     18,050
<CURRENT-ASSETS>                               306,680<F1>
<PP&E>                                          40,679
<DEPRECIATION>                                  27,864
<TOTAL-ASSETS>                                 513,726<F2>
<CURRENT-LIABILITIES>                          286,738
<BONDS>                                         74,664
<COMMON>                                         4,985
<PREFERRED-MANDATORY>                              100
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                   513,726<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               803,024
<CGS>                                                0
<TOTAL-COSTS>                                (828,632)
<OTHER-EXPENSES>                                  (87)
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             (6,121)
<INCOME-PRETAX>                               (31,816)<F4>
<INCOME-TAX>                                     2,900
<INCOME-CONTINUING>                           (28,916)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (28,916)
<EPS-PRIMARY>                                   (6.58)
<EPS-DILUTED>                                        0

<F1>Includes Equity in Construction Joint Ventures of $60,497, Unbilled Work of
$23,564, and Other Short-Term Assets of $23,446.
<F2>Includes investments in and advances to Real Estate Joint Ventures of
$148,863,Land Held for Sale or Development of $37,503, and Other Long-Term Assets of$7,865.
<F3>Includes Deferred Income Taxes and Other Liabilities of $44,610, Minority
Interest of $3,039, Paid-In Surplus of $57,668, Retained Earnings of $51,262, ESOT Related Obligations of $(5,096), and Treasury Stock of $(4,244).
<F4>Includes General, Administrative and Selling Expense of $27,185.

